CONSENT OF SLR CONSULTING (CANADA) LTD.
(FORMERLY ROSCOE POSTLE ASSOCIATES INC.)

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the “S-3”), of the written disclosure regarding (a) the technical report entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012; (b) the technical report entitled “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.” dated June 27, 2012; (c) the “Technical Report on the Roca Honda Project, McKinley County, State of New Mexico, U.S.A.” dated October 27, 2016, and (d) the “Technical Report on the Canyon Mine, Coconino County, Arizona, USA” dated October 6, 2017; and

(ii) the use of our name in the S-3.

SLR Consulting (Canada) Ltd.

(formerly Roscoe Postle Associates Inc.)

Per:

/s/ Deborah A. McCombe
Deborah A. McCombe, P.Geo.
Technical Director – Global Mining Advisory

Date: February 26, 2021